As filed with the Securities and Exchange Commission on April 23, 2003

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTROGEN THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2704230 (I.R.S. Employer Identification Number)

301 Congress Avenue, Suite 1850
Austin, Texas 78701
(512) 708-9310
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 STOCK OPTION PLAN
(Full title of the plans)

David G. Nance
Chief Executive Officer
INTROGEN THERAPEUTICS, INC.
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(512) 708-9310
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher J. Ozburn, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
8911 Capital of Texas Highway N.
Westech 360, Suite 3350
Austin, Texas 78759-7247

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price	Fee

2000 Stock Option Plan Common Stock, $0.001 par value (options available for future grant)	1,074,268	$2.35	$2,524,529.80	$204.24

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) as to the 1,074,268 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 16, 2003, because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Ex-5.1 Opinion and Consent of Counsel
EX-23.1 Consent of Ernst & Young LLP

INTROGEN THERAPEUTICS, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,074,268 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2000 Stock Option Plan (the “Plan”). The contents of (i) the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 4, 2002 (Commission File No. 333-82122) relating to the Plan and (ii) the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 10, 2001 (Commission File No. 333-58648) relating to the Plan are incorporated herein by reference.

Item 8. Exhibits.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Introgen Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 23, 2003.

INTROGEN THERAPEUTICS, INC.

By:	/s/ David G. Nance David G. Nance Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Nance and James W. Albrecht, Jr., and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ David G. Nance David G. Nance	Chief Executive Officer and President (Principal Executive Officer)	April 23, 2003

/s/ James W. Albrecht, Jr. James W. Albrecht, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2003

/s/ John N. Kapoor, Ph.D. John N. Kapoor, Ph.D.	Chairman of the Board and Director	April 23, 2003

/s/ William H. Cunningham, Ph.D. William H. Cunningham, Ph.D.	Director	April 23, 2003

/s/ Charles E. Long Charles E. Long	Director	April 23, 2003

/s/ Mahendra G. Shah, Ph.D. Mahendra G. Shah, Ph.D.	Director	April 23, 2003

/s/ Robert L. Moore Robert L. Moore	Director	April 23, 2003

INTROGEN THERAPEUTICS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

	Exhibit No.	Description

	5.1	Opinion of counsel as to legality of securities being registered.

(1)	10.1	2000 Stock Option Plan.

	23.1	Consent of Ernst & Young LLP, independent auditors.

	23.2	Consent of Arthur Andersen LLP, independent auditors (omitted pursuant to Rule 437a promulgated under the Securities Act of 1933, as amended).

	23.3	Consent of counsel (contained in Exhibit 5.1).

	24.1	Power of Attorney (see page II-4).

(1)	Incorporated by reference to Exhibit 10.3 filed with Registrant’s Registration Statement on Form S-1 (File No. 333-30582), as amended.